                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                 March 25, 1997



DEAR STOCKHOLDER,

    You are cordially invited to attend the first Annual Meeting of Stockholders of R&G Financial Corporation (the "Company"). The meeting will be held at R-G Plaza, Board of Directors' Conference Room, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918, on Thursday, April 24, 1997 at 10:00 a.m. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

    It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

    Your continued support of and interest in R&G Financial Corporation are sincerely appreciated.

                                    VERY TRULY YOURS,
                                    /s/ Victor J. Galan

                                    Victor J. Galan
                                    Chairman of the Board, President
                                    and Chief Executive Officer

                         R&G FINANCIAL CORPORATION
                                 R-G Plaza
                         280 Jesus T. Pinero Avenue
                    Hato Rey, San Juan, Puerto Rico 00918
                               (787) 766-2424

                              ---------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On April 24, 1997

                              ----------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of R&G Financial Corporation (the "Company"), will be held at R-G Plaza, Board of Directors' Conference Room, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918, on Thursday, April 24, 1997, at 10:00 a.m., for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

    (1) To elect three (3) directors for a three-year term or until their successors are elected and qualified;

    (2) To ratify the appointment by the Board of Directors of Price Waterhouse as the Company's independent auditors for the fiscal year ending December 31, 1997; and

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business which may properly come before the meeting.

    The Board of Directors has fixed March 20, 1997 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS

                       /s/ Victor J. Galan

                       Victor J. Galan
                       Chairman of the Board, President
                        and Chief Executive Officer

San Juan, Puerto Rico
March 25, 1997

--------------------------------------------------------------------------------

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

-------------------------------------------------------------------------------

                           R&G FINANCIAL CORPORATION
                                ---------------
                                PROXY STATEMENT
                                ---------------
                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 24, 1997

    This Proxy Statement is furnished to the holder of Class A common stock, $0.01 par value per share ("Class A Shares"), and holders of Class B common stock, $.01 par value per share ("Class B Shares") (collectively, the "Common Stock"), of R&G Financial Corporation (the "Company"), the holding company for R-G Premier Bank of Puerto Rico (the "Bank") and R&G Mortgage Corporation ("R&G Mortgage"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at R-G Plaza, Board of Directors' Conference Room, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918, on Thursday, April 24, 1997 at 10:00 a.m., for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 25, 1997.

    The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted FOR the nominees for director described herein, FOR ratification of the appointment of Price Waterhouse as the Bank's independent auditors for 1997 and upon the transaction of such other business as may properly come before the meeting in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Secretary, R&G Financial Corporation, R-G Plaza, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

    Only stockholders of record at the close of business on March 20, 1997 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 5,122,377 shares of Class A Shares outstanding, 2,735,839 shares of Class B Shares outstanding, or collectively, 7,858,216 shares of Common Stock outstanding, and the Company had no other class of equity securities outstanding. The holder of Class A Shares, the Chairman, President and Chief Executive Officer of the Company, is entitled to two votes per share and the holders of Class B Shares are entitled to one vote per share at the Annual Meeting on all matters properly presented at the meeting. The Chairman of the Board, President and Chief Executive Officer, who through his holdings of Class A Shares controls 65.19% of the outstanding Common Stock, has indicated his intention to vote his shares "FOR" the election of directors and ratification of the Board of Directors' selection of Price Waterhouse as the Company's independent auditor for 1997. Accordingly, the proposals presented for consideration by the stockholders at this Annual Meeting are expected to be approved as presented.

    Directors are elected by a plurality of the votes cast with a quorum present. The three persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum and will not affect the vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Abstentions will not be counted as votes cast, and accordingly will have no effect on the voting of this proposal. Under rules of the New York Stock Exchange, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                  CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. The directors are elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

    No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption, except for Victor J. Galan, the Chairman of the Board, President and Chief Executive Officer of the Company, who is the father of Victor L. Galan, another director of the Company. Each of the nominees currently serve as a director of the Company.

    Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

    The following tables present information concerning the nominees for director of the Company and each director whose term continues.

    Nominees for Director for Three-Year Term Expiring in 2000

                                                         DIRECTOR
NAME                                         AGE(1)      SINCE(2)
----------------------------------------- -----------  -----------
Juan J. Diaz                                   51         1990
Gilberto Rivera-Arreaga                        47         1996
Laureno Carus Abarca                           67         1983

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                    Directors Whose Term Expire in 1998

                                                         DIRECTOR
NAME                                          AGE(1)      SINCE(2)
----------------------------------------  -----------  -----------
Ana M. Armendariz                              64         1990
Victor L. Galan                                33         1995
Benigno Fernandez                              56         1996
Pedro L. Ramirez                               54         1990

                         Directors Whose Terms Expire in 1999

                                                         DIRECTOR
NAME                                         AGE(1)      SINCE(2)
----------------------------------------  -----------  -----------
Victor J. Galan                                63         1990
Ramon Prats                                    47         1990
Enrique Umpierre-Suarez                        55         1996
Eduardo McCormack                              68         1990

------------------------

(1) As of March 14, 1997.

(2) Includes service as a director of the Bank or its predecessor.

    Information concerning the principal occupation of each nominee for director of the Company and members of the Board continuing in office during the past five years is set forth below.

    VICTOR J. GALAN. Mr. Galan is Chairman of the Board, President and Chief Executive Officer of the Company, positions he has held since the Company's incorporation in March 1996. Mr. Galan is the founder and Chairman of the Board of R&G Mortgage, a position he has held since 1972. Mr. Galan served as Chief Executive Officer of R&G Mortgage from its inception until November 1994. In connection with the conversion of the Bank from a federal savings bank to a Puerto Rico commercial bank, in accordance with requirements of the Office of the Commissioner of Financial Institutions of Puerto Rico ("OCFI"), Mr. Galan turned over day to day responsibility for R&G Mortgage to Ramon Prats, Executive Vice President. Mr. Galan is also the Chairman of the Board, President and Chief Executive Officer of the Bank, a position he has held since the Bank was first acquired by R&G Mortgage in February 1990.

    ANA M. ARMENDARIZ. Ms. Armendariz has been Controller and Treasurer of the Company since April 1996 (its principal financial officer) and Senior Vice President and Controller of R&G Mortgage since January 1984.

    RAMON PRATS. Mr. Prats has been the Vice Chairman of the Board of Directors of the Company since April 1996 and a director of R&G Mortgage since April 1985. Mr. Prats has been Executive Vice President of R&G Mortgage since February 1980 and has held the same position with the Company since its inception. Mr. Prats also currently serves as Vice

Chairman of the Board of Directors of the Bank, a position he has held since February 1990.

    JUAN J. DIAZ. Mr. Diaz has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank since 1990. Mr. Diaz has served as Senior Vice President, Servicing Department of R&G Mortgage since April 1984.

    ENRIQUE UMPIERRE-SUAREZ. Mr. Umpierre-Suarez has been a director of the Company and its Secretary since April 1996 and a director of the Bank since January 1996. Mr. Umpierre-Suarez has also served as Secretary of the Bank since April 1996. Mr. Umpierre-Suarez is an attorney in private practice in Hato Rey, Puerto Rico and is also engaged in the private practice of engineering in Hato Rey, Puerto Rico.

    VICTOR L. GALAN. Mr. Galan has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank since 1995. Mr. Galan has been the Marketing Manager and Vice President of R&G Mortgage since February 1996. Mr. Galan, the son of Victor J. Galan, the Chairman of the Board, President and Chief Executive Officer of the Company, has been associated with R&G Mortgage since 1982, having more recently served as Branch Manager at various locations since 1992. Mr. Galan served as Marketing Officer in charge of telemarketing in 1991 and his responsibilities prior thereto included work in the Accounting, Data Processing and Closing Departments.

    PEDRO RAMIREZ. Mr. Ramirez has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank since 1990. Mr. Ramirez has been President and Chief Executive Officer of Empresas Nativas, Inc., a real estate development company, in Hato Rey, Puerto Rico, since 1983. Mr. Ramirez also currently serves as Vice President of Inverdec, Inc., a real estate development company in Hato Rey, Puerto Rico, a position he has held since April 1992, and has been the Managing Partner of Ramirez & Co., S.E., a real estate development company located in Hato Rey since April 1986. Additionally, Mr. Ramirez is the former President and currently serves as a member of the board of directors of Home & Property Insurance Company, an insurance company located in Hato Rey, Puerto Rico.

    LAURENO CARUS ABARCA. Mr. Carus has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank (and its predecessor) since 1983. Mr. Carus has been the Chairman of the Board of Alonso and Carus Iron Works, Inc., in Catano, Puerto Rico, which is engaged in the production and fabrication of metal products and in the construction of commercial buildings, since September 1977 and he has been with the firm since 1960. Mr. Carus has also been President of Petroleum Chemical Corp., a petroleum processing corporation in Catano, Puerto Rico, since April 1994.

    EDUARDO MCCORMACK. Mr. McCormack has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank since 1990. Mr. McCormack is recently retired. During 1994 and 1995, he served as a consultant to Bacardi Corporation, a rum manufacturer based in Catano, Puerto Rico. Prior thereto, Mr. McCormack was a Vice President of Bacardi Corporation from 1981 to 1993.

    GILBERTO RIVERA-ARREAGA. Mr. Rivera-Arreaga has been a director of the Company since April 1996 and a director of R&G Mortgage and the Bank since June 1996. Mr. Rivera-Arreaga has been Executive Director and Vice President of Administration of the National College of Business & Technology, Inc., an educational center in Bayamon, Puerto Rico, since 1993. Prior thereto, Mr. Rivera-Arreaga engaged in the private practice of law in Bayamon, Puerto Rico.

    BENIGNO R. FERNANDEZ. Mr. Fernandez has been a director of the Company since April 1996 and a director of R&G Mortgage and the Bank since June 1996. Mr. Fernandez is Senior Partner of Fernandez, Perez Villarini & Co., a certified public accounting firm in Hato Rey, Puerto Rico. Mr. Fernandez has been a certified public accountant since 1969.

    THE BANK. Information concerning the principal occupation of the director of the Bank (who does not also serve as a director of the Company and R&G Mortgage) during the past five years is set forth below.

    JEANNE UBINAS. Ms. Ubinas, a director of the Bank (and its predecessor) since 1983, engages in the private practice of radio therapeutic medicine with Radiation Oncology Center, Inc., in Hato Rey, Puerto Rico, and has been a radiation therapist since 1963.

    R&G MORTGAGE. Information concerning the principal occupation of the director of R&G Mortgage (who does not also serve as a director of the Company and the Bank) during the past five years is set forth below.

    NELIDA GALAN. Ms. Galan is the wife of Victor J. Galan, the Chairman of the Board, President and Chief Executive Officer of the Company. Ms. Galan has served as Treasurer of R&G Mortgage since it was organized.

STOCKHOLDER NOMINATIONS

    Section 4.15 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board or a committee thereof, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company; provided, however, that with respect to this Annual Meeting, notice by the stockholder must have been delivered or received by the close of business on December 31, 1996. No such proposals were received. Each written notice of a stockholder nomination is required to set forth certain information specified in the Bylaws.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    Regular meetings and special meetings of the Board of Directors of the Company are held as necessary to adequately conduct the Company's business. During the fiscal year ended December 31, 1996, the Board of Directors met nine times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served in fiscal 1996 except Mr. McCormack, who attended five meetings or 56% of the nine meetings held by the Board of Directors and Messrs. Prats and Victor L. Galan, who each attended six meetings or 67% of the nine meetings held by the Board of Directors, respectively. The Company has established an Audit and Compliance Committee, comprised of Messrs. Ramirez (Chairman), Rivera-Arreaga, Fernandez and McCormack. The Audit and Compliance Committee is responsible for reviewing the reports of the independent auditors and internal auditors, and generally overseeing compliance with internal policies and procedures. The Company also has an Executive Committee, consisting of Messrs. Victor J. Galan (Chairman), Prats (Vice Chairman), McCormack and Victor L. Galan. Additionally, the Board of Directors acts as its own nominating committee with respect to nominating individuals to serve on its Board of Directors.

    Regular and special meetings of the Board of Directors of R&G Mortgage may be called and held at any time as necessary. During the year ended December 31, 1996, the Board of Directors of R&G Mortgage held 11 meetings. No incumbent director attended fewer than 75% of the aggregate of the total number of Board meetings held during the period he or she served as a director.

    Regular meetings of the Board of Directors of the Bank are held monthly and special meetings may be called at any time as necessary. During the year ended December 31, 1996, the Board of Directors of the Bank held 16 meetings. No incumbent director attended fewer than 75% of the aggregate of the total number of Board meetings held during the period he or she served as a director and the total number of meetings held by committees of the Board of Directors on which he or she served in fiscal 1996, except Mr. Diaz and Mr. Ubinas, who each attended ten meetings or 63% of the 16 meetings held by the Board of Directors, respectively, and Mr. McCormack, who attended 11 meetings or 69% of the 16 meetings held by the Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    Set forth below is information concerning executive officers of the Company and the Bank who do not serve on the Board of Directors of the Company, R&G Mortgage or the Bank. There are no additional executive officers of R&G Mortgage who do not serve on the Board of the Company, R&G Mortgage or the Bank. Each executive officer is elected by the Board of Directors and serves until their successor is elected and qualified. No executive officer set forth below is related to any director or other executive officer of the Company, R&G Mortgage or the Bank by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company, R&G Mortgage or the Bank and any other person pursuant to which such person was elected an executive officer.

    JOSEPH R. SANDOVAL. Mr. Sandoval joined the Company as its Chief Financial Officer in January 1997. Prior thereto, Mr. Sandoval was an accountant with Price Waterhouse in San Juan, Puerto Rico from August 1987 to January 1997 and had attained the position of Senior Manager with such firm.

    JOSE L. ORTIZ. Mr. Ortiz has been Chief Financial Officer of the Bank since September 1990. Prior thereto, Mr. Ortiz was Vice President -- Accounting Department of Caguas Federal Savings Bank in Hato Rey, Puerto Rico from May 1985 to September 1990.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director and executive officer of the Company, R&G Mortgage and the Bank, and (iii) all directors and executive officers of the Company, R&G Mortgage and the Bank as a group.

                                                                             AMOUNT AND NATURE
                                                                               OF BENEFICIAL
                            NAME OF BENEFICIAL                                OWNERSHIP AS OF
                            OWNER OR NUMBER OF                                 FEBRUARY 18,          PERCENT OF
                             PERSONS IN GROUP                                     1997(1)          COMMON STOCK(2)
--------------------------------------------------------------------------  -------------------  -------------------
Wellington Management Company                                                    227,300(3)             2.89%
75 State Street
Boston, Massachusetts 02109

Bay Pond Partners, L.P.                                                          183,600(4)             2.33%
75 State Street
Boston, Massachusetts 02109

Mellon Bank Corporation                                                          206,000(5)             2.62%
One Mellon Bank Center
Pittsburgh, Pennsylvania   15258

The Company's Directors and
Officers
 Victor J. Galan                                                                5,122,377(6)(7)        65.19%
 Ana M. Armendariz                                                                  1,210                  *
 Ramon Prats                                                                       22,904                  *
 Juan J. Diaz                                                                       1,210                  *
 Victor L. Galan                                                                    1,210                  *
 Enrique Umpierre-Suarez                                                            6,059                  *
 Pedro Ramirez                                                                     10,123                  *
 Laureno Carus Abarca                                                              10,164                  *
 Eduardo McCormack                                                                  5,752(8)               *
 Gilberto Rivera-Arreaga                                                            1,210                  *
 Benigno R. Fernandez                                                               1,282                  *
 Joseph R. Sandoval                                                                    --                 --

Additional R&G Mortgage Directors
and Officers
 Nelida Galan                                                                          --                 --
 Roberto Cordova                                                                       --                 --
 Ricardo Agudo                                                                         --                 --

Additional Bank Directors
and Officers
 Jeanne Ubinas                                                                     15,376(9)               *
 Jose L. Ortiz                                                                         --                 --

All Directors and Officers of the
Company, R&G Mortgage and the Bank
as a group (16 persons)                                                            5,198,877(10)           66.16%

------------------------

*   Represents less than 1% of the outstanding Class B Shares.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or
    (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) As of February 18, 1997, there were 2,735,839 Class B Shares and 5,122,377 Class A Shares of the Company issued and outstanding, all of which Class A Shares are owned by Victor J. Galan, the Chairman of the Board, President and Chief Executive Officer of the Company, for an aggregate of 7,858,216 shares of the Company's Common Stock issued and outstanding as of such date. The Class B Shares are registered under the Exchange Act and are traded on the Nasdaq Stock Market. The Class A Shares have not been registered under the Exchange Act but are exchangeable into an equal number of Class B Shares.

(3) Information obtained from a Schedule 13G dated September 5, 1996. Wellington Management Company ("WMC") is a Massachusetts general partnership and registered investment adviser. WMC is the beneficial owner of 227,300 Class B Shares as a result of acting as an investment advisor to several general and limited partnerships. As described in footnote (4) hereto, WMC shares voting and dispositive power over 183,600 of such shares with Bay Pond Partners, L.P. ("Bay Pond"), a Delaware limited partnership. The remainder of Class B Shares beneficially owned by WMC are owned by several other investment advisory clients. WMC is the beneficial owner of 8.3% of the outstanding Class B Shares.

(4) Information obtained from a Schedule 13G dated September 6, 1996, as amended on September 23, 1996, filed on behalf of Bay Pond, Wellington Hedge Management Limited Partnership ("WHMLP"), the sole general partner of Bay Pond, and Wellington Hedge Management, Inc., the sole general partner of WHMLP. Bay Pond shares voting and dispositive power over the 183,000 Class B shares with WMC. Bay Pond and WHMLP are the beneficial owner of 6.7% of the outstanding Class B Shares.

(5) Information obtained from a Schedule 13G dated February 6, 1997. Mellon Bank Corporation ("Mellon") is the parent holding company of Dreyfus Investment Advisors, Inc. ("Dreyfus"), an investment advisor. Mellon and Dreyfus are the beneficial owners of 206,000 Class B Shares and share dispositive power with respect to such shares. Mellon and Dreyfus are the beneficial owners of 7.5% of the outstanding Class B Shares.

(6) Represents Class A Shares.

(7) The holder of Class A Shares, Mr. Victor J. Galan, the Chairman, President and Chief Executive Officer of the Company, is entitled to two votes per share and the holders of Class B Shares are entitled to one vote per share at the Annual Meeting on all matters properly presented at the meeting. As a result of such voting entitlement, Mr. Galan holds 78.92% of the voting power of the aggregate issued and outstanding shares of the Company's Common Stock as of February 18, 1997.

(8) Includes 3,900 Class B Shares held jointly with Mr. McCormack's wife.

(9) Includes 4,356 Class B Shares held by Radiation Oncology Center, Inc., a corporation of which Ms. Ubinas is the beneficial owner of more than 10% of its outstanding stock, and 130 Class B Shares held by a trust of which Ms. Ubinas is a trustee.

(10) Includes 5,122,377 Class A Shares owned by Victor J. Galan. All other shares are Class B Shares.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's capital stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company's capital stock other than Victor J. Galan, the Chairman of the Board, President and Chief Executive Officer of the Company, and Wellington Management Company. See "Beneficial Ownership of Common Stock By Certain Beneficial Owners and Management."

    Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 1996, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the 1934 Act with the exception of Eduardo McCormack and Enrique Umpierre-Suarez who, due to Hurricane Hortense, were each late filing one statement of changes form with respect to one transaction each.

                            MANAGEMENT COMPENSATION

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE.

    The following table includes individual compensation information with respect to the Chairman of the Board, President and Chief Executive Officer of the Company and the other most highly compensated officers of the Company and its subsidiaries whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal year ended December 31, 1996. Except as set forth in the footnotes to the table, the compensation expense shown below was incurred by the subsidiary (R&G Mortgage or the Bank) for whom the executive officer is employed.

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                  -----------------------
                                                                  ANNUAL                       SECURITIES
                                                               COMPENSATION        RESTRICTED  UNDERLYING
                                                         ------------------------    STOCK      OPTIONS/        ALL OTHER
NAME AND PRINCIPAL  POSITION                    YEAR      SALARY(1)         BONUS   AWARDS(2)    SARS(3)     COMPENSATION(4)
-------------                                ---------  ------------     ----------  ----------  -----------  -----------------
Victor J.   Galan,.....................        1996     $  216,759(5)    $  200,200      --          --           $   2,564
Chairman, President and Chief                  1995        193,087          200,000      --          --               1,874
 Executive  Officer of the Company,            1994        161,859          100,000      --          --               3,535
 Chairman, R&G Mortgage; Chairman,
 President and Chief Executive Officer
 of the Bank

Ramon Prats............................        1996     $  196,684        $ 350,200  $  290,000     100,000       $   2,377
Executive Vice President, R&G Mortgage;        1995        185,000          300,000      --          --               2,414
Vice Chairman, of the Bank(6)                  1994        190,000          200,000      --          --               2,225

Juan J. Diaz,.........................         1996     $  104,000        $ 153,000      --          15,000      $    2,427
Senior Vice President, R&G Mortgage            1995         98,261          127,975      --          --               1,562
                                               1994        100,000           87,000      --          --               3,036

Roberto  Cordova,.......................       1996     $   88,494        $  50,000      --           5,000      $      493
Vice President, R&G Mortgage                   1995         76,178           45,000      --          --                 796
                                               1994         71,978           30,000      --          --               1,467

Ricardo Agudo,..........................       1996     $   75,300        $  65,000      --           5,000       $     790
Vice President, R&G Mortgage                   1995         58,000           30,000      --          --                 441
                                               1994         55,000           15,000      --          --                  --


------------------------

(1) Does not include amounts attributable to miscellaneous benefits received by the named officers. The costs to the Company of providing such benefits to the named officers during the years ended December 31, 1996, 1995 and 1994 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(2) Represents the grant of 20,000 restricted Class B Shares to Mr. Prats as of the date of the Company's initial public offering based upon the $14.50 per share initial offering price.

(3) Represents the grant of options to purchase Class B Shares to the respective employee. See "-- Stock Option Plan."

(4) Represents the employers' contribution on behalf of the employee to the Profit Sharing Plan. See "-- Profit Sharing Plan."

(5) Mr. Galan was paid a salary of $41,759 and $175,000 from R&G Mortgage and the Bank, respectively, and a bonus of $200,000 and $200 from R&G Mortgage and the Bank, respectively, in fiscal 1996.

(6) Mr. Prats' day to day services are conducted on behalf of, and he is compensated by, R&G Mortgage.

    Bonuses are paid by R&G Mortgage and the Bank based upon determinations by senior management of each company, which determinations are influenced by the profitability of the enterprise for the year in question. The bonuses of managers of the R&G Mortgage branches are based in part on loan production levels, while the bonuses for Bank branch managers are based in part on the level of deposits, loan production and new accounts. The bonuses of Vice Presidents and Department Managers are based in part on the final results of the entity's operations and business generated during the year. The Board of Directors of R&G Mortgage determine the bonuses for the President and Executive Vice President, which are based on profitability of that company's operations.

OPTION GRANTS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table discloses the total options to purchase Class B Shares granted to the Chief Executive Officer and noted executives during the year ended December 31, 1996:

                                                                                                POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED ANNUAL RATES
                        NUMBER OF                                                                  STOCK PRICE OF
                       SECURITIES        % OF TOTAL                                         APPRECIATION FOR OPTION TERM
                       UNDERLYING       OPTIONS/SARS                                                    (3)
                      OPTIONS/ SARS        GRANTED         EXERCISE                                     10%
NAME                     GRANTED       TO EMPLOYEES(1)     PRICE (2)    EXPIRATION DATE           5%            10%
-------------        -------------  -------------------  -----------  ------------------  ------------------------------
Victor J.  Galan             --               --%          $    --             --             $      --      $     --
Ramon  Prats            100,000              50.0            14.50      August 22, 2006         911,897     2,310,927
Juan J.  Diaz            15,000               7.5            14.50      August 22, 2006         136,785       346,639
Roberto  Cordova          5,000               2.5            14.50      August 22, 2006          45,595       115,546
Ricardo  Agudo            5,000               2.5            14.50      August 22, 2006          45,595       115,546


------------------------

(1) Percentage of options granted to all employees and directors during fiscal 1996.

(2) In all cases, the exercise is equal to the initial public offering price of $14.50 per share of Class B Shares.

(3) Assumes compounded rates of return for the remaining life of the options at compounded rates of return of 5% and 10%, respectively.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto.

                                                                                        VALUE OF UNEXERCISED
                                                  NUMBER OF SECURITIES UNDERLYING           IN-THE-MONEY
                         SHARES                    UNEXERCISED OPTIONS/SARS AT              OPTIONS/SARS
                        ACQUIRED                         FISCAL YEAR END                 AT FISCAL YEAR END(1)
                           ON           VALUE     ------------------------------         ---------------------
NAME                    EXERCISE      REALIZED      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------  -------------  -----------  ---------------  -------------  ---------------  -------------
Victor Galan........       --         $  --             --              --           $  --            $   --
Ramon Prats.........       --            --             --            100,000         --                925,000
Juan J. Diaz........       --            --             --             15,000         --                153,750
Roberto Cordova.....       --            --             --              5,000         --                 46,250
Ricardo Agudo.......       --            --             --              5,000         --                 46,250

------------------------

(1) Based upon a closing market price for the Company's Class B Shares as of December 31, 1996 of $23.75.

COMPENSATION OF DIRECTORS

    Effective August 1996, members of the Board of Directors of the Company and R&G Mortgage who are not also executive officers of such companies receive fees of $350 per Board meeting attended and $300 per committee meeting attended. Prior thereto in 1996, directors of the Company and R&G Mortgage did not receive fees for attendance at such meetings. Executive officers of the Company and R&G Mortgage who also serve on the Board of Directors are not compensated for serving on the Board of Directors or committees thereof.

    During fiscal 1996, members of the Board of Directors of the Bank received fees of $350 per meeting attended. Executive officers of the Bank who also serve on the Board of Directors are not compensated for their services on the Board of Directors or committees thereof. Non-officer members of the Board of Directors of the Bank serving on committees received additional compensation in the amount of $300 per committee meeting attended in fiscal 1996, except for members of the Internal Loan Review Committee, who each received $350 per committee meeting attended in fiscal 1996.

BENEFITS

    STOCK OPTION PLAN. The Company maintains a Stock Option Plan which was adopted by the Company's stockholder prior to the 1996 initial public offering. The Stock Option Plan is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance and the attainment of targeted goals. An amount of Common Stock equal to 10% of the aggregate number of Class B Shares sold in the Company's initial public offering (241,500 shares) were authorized under the Stock Option Plan, which may be filled by authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources. The Stock Option Plan provides for the grant of stock options and stock appreciation rights (collectively "Awards"). Awards are available for grant to key employees of the Company and any subsidiaries. In connection with the Company's initial public offering, the Company awarded options for 200,000 shares to 28 employees of R&G Mortgage and the Bank at the initial public offering price of $14.50 per share, including stock options for 100,000 and 15,000 shares to Ramon Prats and Juan J. Diaz, respectively.

    Unless sooner terminated, the Stock Option Plan will be in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by the Company's stockholder. The per share exercise price of all stock options shall be required to be at least equal to the fair market value of a Class B Share on the date the option is granted.

    Stock options shall become vested and exercisable at the rate of 20% per year, beginning one year from the date of grant. Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until ten years after its date of grant or three months after the date on which the optionee's employment terminates, unless extended to a period not to exceed one year from such termination. Stock options are non-transferable except by will or the laws of descent and distribution.

    Under the Stock Option Plan, the Committee is authorized to grant rights to optionees ("stock appreciation rights") under which an optionee may surrender any exercisable incentive stock option or compensatory stock option or part thereof in return for payment by the Company to the optionee of cash or Class B Shares in an amount equal to the excess of the fair market value of the Class B Shares subject to option at the time over the option price of such shares, or a combination of cash and Class B Shares. Stock appreciation rights may be granted concurrently with the stock options to which they relate or at any time thereafter which is prior to the exercise or expiration of such options.

    All unvested options are accelerated in the event of retirement under the Company's normal retirement policies or a change in control of the Company, as defined in the Stock Option Plan. In addition, if an optionee dies or terminates service due to disability, while serving as an employee or non-employee director, all unvested options are accelerated. Under such circumstances, the optionee or, as the case may be, the optionee's executors, administrators, legatees or distributees, shall have the right to exercise all unexercised options during the twelve-month period following termination due to disability, retirement or death, provided no option will be exercisable within six months after the date of grant or more than ten years from the date it was granted.

    In the event of a stock split, reverse stock split or stock dividend, the number of Class B Shares under the Stock Option Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of Class B Shares outstanding.

    PROFIT SHARING PLAN. Effective January 1, 1993, R-G Mortgage and the Bank adopted the R&G Mortgage Corporation and R-G Federal Savings Bank Profit Sharing Plan (the "Plan"), which is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retirement Income Security Act of 1974, and the Puerto Rico Income Tax Act of 1954. All employees of R&G Mortgage and the Bank are eligible to participate in the Plan except, among others, for those employees who are non-resident aliens. Eligible employees may enter the Plan on January 1, April 1, July 1, and October 1 following attaining age 21 and completing one year of service. Under the Plan, a separate account is established for each participating employee and R&G Mortgage and the Bank may make discretionary contributions to the Plan which are allocated to employees' accounts. Employees may also contribute to the Plan by making salary reductions up to 10% of annual compensation for the year. Such contributions defer the employee's earning up to a maximum of $7,000 in each plan year. In 1996, R&G Mortgage and the Bank each matched an employee's contribution to the Plan up to 62.5% of the first 5% of an employee's compensation as follows: 12.5% when an employee has 0 to 5 years of service, 25% when an employee has 6 to 10 years of service, 39.5% when an employee has 11 to 15 years of service, 50% when an employee has 16 to 20 years of service, and 62.5% when an employee has 21 or more years of service. Employees' contributions to the Plan are immediately vested, and employees become 100% vested in employer contributions upon the completion of 5 years of service. All funds contributed to the Plan are held in a trust fund. R&G Mortgage and the Bank direct the investment of matching and discretionary contributions and employees direct the investment of elective contributions and rollover contributions. Contributions may be directed into four separate funds: a fixed income fund investing in insurance annuity contracts, the Fidelity Growth Fund, the Fidelity Growth & Income Fund, and the Fidelity S & P 500 Index Fund. Distributions from the Plan are made upon termination of service, death, or disability in a lump sum or installment payments. The normal retirement age under the Plan is age 65.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

    The operations of R&G Mortgage and the Bank are linked to a material extent by a series of ancillary agreements which govern the significant affiliated transactions between the two companies (the "Affiliated Transaction Agreements"). These agreements have been prepared with a view to compliance with Sections 23A and 23B of the Federal Reserve Act, which require that the terms and conditions of transactions between a financial institution and an affiliate be on terms which are substantially the same, or at least as favorable to the financial institution, as those prevailing for comparable transactions with or involving other non-affiliated companies.

    The Affiliated Transaction Agreements include a Master Purchase, Servicing and Collections Agreement (the "Master Purchase Agreement"), a Master Custodian Agreement, a Master Production Agreement, a Securitization Agreement and a Data Processing Computer Service Agreement (the "Data Processing Agreement"). In accordance with applicable regulations, the terms of these agreements were negotiated at arm's length on the basis that they are substantially the same, or at least as favorable to the Bank, as those prevailing for comparable transactions with, or involving, other nonaffiliated companies.

    Pursuant to the Master Production Agreement, the Bank, on a monthly basis, determines its loan production targets and goals (the "Loan Production Goals") and R&G Mortgage assists the Bank to reach its Loan Production Goals by, among other things: (i) advertising, promoting and marketing to the general public;
(ii) interviewing prospective borrowers and initial processing of loan applications, consistent with the Bank's underwriting guidelines and Loan Production Goals previously established; and (iii) providing personnel and facilities with respect to the execution of any loan agreement approved by the Bank. In exchange for these services, the Bank remits to R&G Mortgage a percentage of the processing or originating fees charged to the borrowers under loan agreements, as set forth in the agreements.

    The Master Purchase Agreement provides for the sale by the Bank to R&G Mortgage of the servicing rights to all first and second mortgage loans secured by residential properties which become part of the Bank's loan portfolio. The Master Purchase Agreement further provides that R&G Mortgage will service all other loans held in the Bank's loan portfolio (including single-family residential loans retained by the Bank and certain commercial real estate loans), although R&G Mortgage does not actually acquire such servicing rights. The Master Purchase Agreement further provides that R&G Mortgage exclusively will service such loans and that the Bank will process payments of such loans, all according to a fee schedule.

    Under the Securitization Agreement, R&G Mortgage renders securitization services with respect to the pooling of some of the Bank's mortgage loans into mortgage-backed securities. With respect to securitization services rendered, the Bank pays a securitization fee of 25 basis points. The Master Custodian Agreement provides that the Bank shall be the custodial agent for R&G Mortgage of certain documentation related to the issuance by R&G Mortgage of Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC") mortgage-backed certificates. In consideration of these services, the Bank receives a fee for each mortgage note included in a mortgage-backed certificate per year for which it acts as custodian, as set forth in the agreement.

    In addition to the affiliated transactions described above, R&G Mortgage and the Bank are also subject to a Data Processing Agreement, pursuant to which the Bank provides data processing services to R&G Mortgage with respect to the loan origination and loan administration of its servicing portfolio. The Bank charges R&G Mortgage a monthly fee for each R&G Mortgage computer that is linked to the Bank's main frame computer. R&G Mortgage assumed all of the expenses associated with modifying the Bank's existing computer programs, the design of the mortgage loan processing system and for installation of telephone lines, communications hardware and additional equipment.

    R&G Mortgage presently subleases space at eight branch offices of the Bank where it operates mortgage centers. The activities of the mortgage center include interviewing prospective borrowers for loans secured by first mortgages or second mortgages on residential real estate and home equity loans, processing the initial application for such loans, referring such loan applications to R&G Mortgage and/or the Bank, and accepting and processing the documentation necessary to underwrite such mortgage loans. No other lending or banking activity is conducted by R&G Mortgage on the premises of the Bank. R&G Mortgage pays the Bank a monthly rental payment, which is based on a pro rata portion of the main lease obligation.

    During the year ended December 31, 1996, VIG Leasing, S.E., a Puerto Rico real estate partnership which is 95.8% owned by the family of Victor J. Galan, the Company's Chairman of the Board, President and Chief Executive Officer, received lease payments from R&G Mortgage and the Bank on properties owned of $676,920 and $432,149, respectively. R&G Mortgage and the Bank believe that the lease terms are on terms substantially the same as they would have negotiated with a non-affiliated party. In addition, in November 1995, R&G Mortgage originated a $1.4 million commercial real estate loan to VIG Leasing, S.E. to fund the purchase of a warehouse and office building located in Bayamon. The loan was guaranteed by the Company's Chairman of the Board, President and Chief Executive Officer. The facility is leased to the Bank and serves as the Bank's Operations Center. In June 1996, VIG Leasing, S.E. refinanced the property with an unaffiliated financial institution and the loan with R&G Mortgage was repaid.

    Under applicable federal law, loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

    The Bank's policy provides that all loans made by the Bank to its directors and officers are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The Bank's policy provides that such loans may not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1996, mortgage and consumer loans to directors and executive officers of the Bank in excess of $60,000 aggregated approximately $1.3 million or 1.1% of the Company's consolidated stockholders' equity as of such date. All such loans were made by the Bank in accordance with the aforementioned policy. In addition, R&G Mortgage in July 1995 made a $900,000 construction loan to a real estate development company owned by Pedro Ramirez, a director of the Company, R&G Mortgage and the Bank. The loan matured in July 1996 and a new $640,000 loan for the second phase of the construction project was granted during 1996. The new loan, which had an outstanding balance of $331,886 at December 31, 1996, has an interest rate of 2% over the prime rate. The loan has been performing in accordance with its terms and matures in September 1997.

    During the year ended December 31, 1996, Martin J. Rovira, the former Secretary of the Bank, and Enrique Umpierre-Suarez, a director and Secretary of each of the Company and the Bank, each provided legal services to borrowers of the Bank and R&G Mortgage in connection with the closing of consumer and commercial loans. During the year ended December 31, 1996, Mr. Rovira received $141,065 and Mr. Umpierre-Suarez received $287,770 in fees for such legal services, all of which were paid for by customers of the Bank and R&G Mortgage in connection with loan closings.

    During the year ended December 31, 1996, R&G Mortgage referred customers requiring hazard insurance in connection with their mortgage transactions to Home & Property Insurance Company, an insurance company which was previously owned by the wife of Pedro Ramirez, a director of the Company, R&G Mortgage and the Bank. Each customer has the ability to seek insurance coverage required from an alternative acceptable insurance company of his choice. During the year ended December 31, 1996, Home & Property Insurance Company received $1.0 million in premiums for writing hazard insurance policies for the R&G Mortgage's customers. In 1996, Mrs. Ramirez sold her 100% equity in Home & Property Insurance Company, but remains as an employee of the Agency until the purchase price is paid in full.

    R&G Mortgage originates first mortgage loans secured by single-family residential properties which are either insured by the Federal Housing Administration ("FHA") or guaranteed by the Veterans' Administration ("VA"). R&G Mortgage pools such FHA/VA loans into mortgage-backed securities which are guaranteed by the GNMA, which securities are sold to securities broker dealers and other investors. During the year ended December 31, 1996, R&G Mortgage sold approximately $850,000 of such GNMA securities to Ramon Prats, the Vice Chairman of the Board and Executive Vice President of the Company, director and Executive Vice President of R&G Mortgage and Vice Chairman of the Board of Directors of the Bank, and approximately $400,000 of GNMA securities to Enrique Umpierre-Suarez, a director and Secretary of each of the Company and the Bank.

EXECUTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Executive Committee of the Company's Board of Directors reviews the compensation and benefits for the Company's employees and recommends to the Board adjustments in such compensation. During fiscal 1996, the members of the Executive Committee were Messrs. Victor J. Galan (Chairman),
Prats (Vice Chairman), McCormack, and Victor L. Galan. Mr. Victor J. Galan does not participate in the Committee's consideration of his own compensation.

    The report of the Executive Committee with respect to compensation for the President and Chief Executive Officer and all other executive officers for the fiscal year ended December 31, 1996 is set forth below:

REPORT OF THE EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION

    The purpose of the Committee is to assist the Board of Directors of the Company and its subsidiaries in attracting and retaining qualified, competent management; motivating executives to achieve a range of performance goals consistent with a business plan approved by the Board of Directors of the Company; and insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and shareholders' interest.

    The Committee considered the following criteria in recommending to the Board the compensation of the Chief Executive Officer as well as the approval of compensation of other executive officers of the Company and its subsidiaries:

        1. The overall financial, market and competitive performance of the Company and its subsidiaries during the fiscal year under consideration after adjusting for economic conditions occurring during the year.

        2. The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

        3. Consideration of individual as well as combined measures of progress of the Company and its subsidiaries including the quality of the loan portfolio, the level of the changes in capital ratios, the overall growth of the Bank and R&G Mortgage, the improvement in market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans and real estate owned, efficiency ratio levels as compared to peer groups and other objectives as may be established by the Board of Directors of the Company.

        4. The individual commitment of the Chief Executive Officer relative to overall management efficiency, inspirational leadership, professional involvement, civic activities and the maintenance of corporate stature enhancing the image of the Company and it subsidiaries in their market place.

        5. The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry, and similar asset and operating characteristics with a concentration on those institutions operating in Puerto Rico.

        The compensation arrangements and recommendations of the Committee include a base salary and a bonus component if the Executive's performance is judged to warrant such a bonus.

    The base compensation of Victor J. Galan, President and Chief Executive Officer of the Company and the Bank, was established at $217,000 on January 1, 1996. This level of compensation represented a 12.0% increase over the Chief Executive Officer's previous base compensation. Mr. Galan's compensation level, determined consistent with the before mentioned criteria, was based on an examination of four peer group comparisons relative to salary and bonus compensation for Chief Executive Officers. Mr. Galan's performance is measured by the profit, capital position, asset quality and the low ratio of operating expenses of the Company, the Bank and R&G Mortgage, as well as the other measures of executive compensation so noted in determining his specific compensation. Mr. Galan was given a bonus of $200,200 for his service during 1996 based on his overall performance including his added effort and time expended in managing the institution during its first full year as a public company as well as other activities which ensued during the course of the year.

    With respect to the other executive officers of the Company and its subsidiaries, the Committee considered salary and bonus recommendations prepared by the Chief Executive Officer to establish 1996 compensation. The salary adjustment recommendation and bonus was based on the Company's overall performance in the past year as well as an analysis of competitive compensation levels necessary to maintain and attract quality personnel.

    Following extensive review and approval by the Committee, all issues pertaining to executive compensation were submitted to the full Board of Directors for their approval. Mr. Galan does not participate in the review of his compensation.

                                              EXECUTIVE COMMITTEE



                                              Victor J. Galan, Chairman
                                              Ramon Prats, Vice Chairman
                                              Eduardo McCormack
                                              Victor L. Galan

PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Class B Shares over a measurement period since the Company's offering and issuance of Class B Shares in August 1996 with (i) the cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") Total Return Index (for United States companies) and (ii) the cumulative total return on the stocks included in the Nasdaq Total Return Index for Financial Stocks (for United States and foreign companies). All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period.


[GRAPH]


                                                          Period Ending
                                  -----------------------------------------------------------------
Index                             8/22/96    8/31/96    9/30/96    10/31/96    11/30/96    12/31/96
-----                             -------    -------    -------    --------    --------    --------
R&G Financial Corporation.....     100.00     122.41     122.41      137.52      157.41      164.33
NASDAQ--Total US..............     100.00     101.30     109.06      114.55      114.55      114.42
NASDAQ--Financial Companies...     100.00     101.58     106.17      116.54      116.54      117.83



    The above graph represents $100 invested in the Company's initial public offering of the Class B Shares on August 22, 1996 at $14.50 per share. The Class B Shares commenced trading on the Nasdaq Stock Market on August 22, 1996.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed Price Waterhouse, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1997, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

    The Company has been advised by Price Waterhouse that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Price Waterhouse will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of Price Waterhouse as independent auditors for the fiscal year ending December 31, 1997.

                             STOCKHOLDER PROPOSALS

    Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in April 1998, must be received at the principal executive offices of the Company, R-G Plaza, 280 Jesus
T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918, Attention: Enrique Umpierre-Suarez, Secretary, no later than November 19, 1997.

    Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.14. of the Company's Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company; provided, however, that with respect to this Annual Meeting, notice by the stockholder was required to have been delivered or received no later than December 31, 1996. No such proposals were received. Such stockholder's notice is required to set forth certain information specified in the Articles.

                                 ANNUAL REPORTS

    A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

    Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for fiscal 1996 required to be filed under the Exchange Act. Such written requests should be directed to Secretary, R&G Financial Corporation, R-G Plaza, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 99018. The Form 10-K is not part of the proxy solicitation materials.

                                 OTHER MATTERS

    The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                               BY ORDER OF THE BOARD OF DIRECTORS




                                Enrique Umpierre-Suarez
                                Secretary

March 25, 1997

REVOCABLE PROXY

                            R&G FINANCIAL CORPORATION

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF R&G FINANCIAL CORPORATION ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 1997 AND AT ANY ADJOURNMENT THEREOF.

    The undersigned, being a stockholder of the Company as of March 20, 1997, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at R-G Plaza, Board of Directors' Conference Room, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918, on Thursday, April 24, 1997 at 10:00 a.m., and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1. ELECTION OF DIRECTORS

Nominees for a three-year term: Juan J. Diaz, Gilberto Rivera-Arreaga and Laureano Carus Abarca

       / /  FOR                           / /  WITHHOLD AUTHORITY

        NOTE: To withhold authority to vote for an individual nominee, strike a line through that nominee's name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for each nominee whose name is not struck.


2. PROPOSAL to ratify the appointment by the Board of Directors of Price Waterhouse as the Company's independent auditors for the fiscal year ending December 31, 1997.


       / /  FOR                   / /  AGAINST              / /  ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


                                           Dated:------------------------


                                           ------------------------------
                                              SIGNATURE OF SHAREHOLDER


                                           ------------------------------
                                               SIGNATURE OF SHAREHOLDER


                              NOTE: Please sign this exactly as your name(s)
                                    appear(s) on this proxy. When signing in a representative capacity, please give full title. When shares are held jointly, only one holder need sign.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.